Filed Pursuant to Rule 424(b)(4)
Registration No. 333-248902
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction in which such offer, solicitation, or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2020
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 25, 2020)

4,925,000 Shares of Common Stock
The selling stockholders identified in this prospectus supplement, referred to as the Selling Stockholders, are offering an aggregate of 4,925,000 shares of our outstanding common stock, par value $0.0001 per share, referred to as our common stock. We will not receive any proceeds from the sale of our common stock by the Selling Stockholders. We will not pay any underwriting discounts or commissions in connection with any sale of our common stock by the Selling Stockholders, which amounts will be borne by the Selling Stockholders. However, we will bear certain other costs and expenses associated with the sale of our common stock by the Selling Stockholders.
You should carefully read this prospectus supplement, together with the accompanying prospectus and the documents we incorporate by reference, before you invest in our common stock.
Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “IMXI”. The last reported sale price of our common stock on Nasdaq on September 28, 2020, was $15.41 per share.
We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves risks. You should carefully read and consider the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page S-4 of this prospectus supplement.
	Per Share	Total
Public offering price	$	$
Underwriting discount or commission(1)	$	$
Proceeds to the Selling Stockholders, before expenses	$	$
(1)	See “Underwriting” for a description of compensation payable to the underwriters.
The Selling Stockholders have granted the underwriters an option to purchase up to 738,750 additional shares of our common stock from the Selling Stockholders at the public offering price, less underwriting discounts and commissions. The underwriters can exercise this option at any time within 30 days after the offering.
Delivery of the shares of our common stock sold hereby will be made on or about     , 2020.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Credit Suisse	BTIG
The date of this prospectus supplement is     , 2020

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us, our business and our prospects. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. A description of our common stock is set forth in the accompanying prospectus under the caption “Description of Common Stock.” This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.
You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
You should only rely on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. No person has been authorized to give any information or make any representations in connection with any offering other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Selling Stockholders, or the underwriters (or any of our or their respective affiliates). None of us, the Selling Stockholders or the underwriters (or any of our or their respective affiliates) takes any responsibility for, or provides any assurance as to the reliability of, any other information that others may give you. The Selling Stockholders and the underwriters (or any of their respective affiliates) are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our common stock. None of us, the Selling Stockholders or any underwriter is making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.
This prospectus supplement and accompanying prospectus do not contain all of the information included in the registration statement. For a more complete understanding of this offering of our common stock, you should refer to the registration statement, including its exhibits. You should read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. The information contained in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference herein or therein is accurate and complete only as of the date hereof or thereof, respectively, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock by the Selling Stockholders or the underwriters. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context requires otherwise, references in this prospectus to “Intermex,” “the Company,” “we,” “us” and “our” refer to International Money Express, Inc., a Delaware corporation, and our consolidated subsidiaries.
TRADEMARKS
We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo, and website name and address are our service marks or trademarks. Some of the more important trademarks and service marks that we use include, among others, International Money Express, Intermex, Interpuntos, Pago Express, and Checkdirect.
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This prospectus supplement, including the documents incorporated herein by reference, may contain references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. This prospectus supplement also may include trade names, trademarks and service marks of other companies and organizations. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein or therein may appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights to these trademarks and trade names. Each trademark, trade name or service mark by any other company appearing in this prospectus supplement, including those documents incorporated by reference belongs to its holder.
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the information we incorporate by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to certain matters that could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, expectations for our business and the business of the Company.
These statements relate to expectations concerning matters that are not historical fact and may include words or phrases such as “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These words and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.
Except for historical information, matters discussed in this prospectus supplement, the accompanying prospectus, and the information we incorporate by reference herein and therein are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.
Factors that could cause or contribute to such differences include, but are not limited to, those described in the “Risk Factors” sections and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended by the Form 10-K/A filed with the SEC on April 22, 2020 (our “Annual Report”), our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 (collectively, our “Quarterly Reports”), and the other periodic reports and other filings that we file from time to time with the Securities and Exchange Commission (the “SEC”), as well as the following factors:
•	the ability to maintain the listing of our common stock on Nasdaq;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors;
•	factors relating to our business, operations and financial performance, including:
○	the COVID-19 pandemic, responses thereto and the economic and market effects thereof, including unemployment levels and increased capital markets volatility;
○	competition in the markets in which we operate;
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○	volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses;
○	cyber-attacks or disruptions to our information technology, computer network systems and data centers;
○	our ability to maintain agent relationships on terms consistent with those currently in place;
○	our ability to maintain banking relationships necessary for us to conduct our business;
○	credit risks from our agents and the financial institutions with which we do business;
○	bank failures, sustained financial illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions;
○	new technology or competitors that disrupt the current ecosystem by introducing digital platforms;
○	our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements;
○	interest rate risk from elimination of the London Inter-bank Offered Rate (“LIBOR”) as a benchmark interest rate;
○	our success in developing and introducing new products, services and infrastructure;
○	customer confidence in our brand and in consumer money transfers generally;
○	our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate;
○	international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States;
○	changes in tax laws and unfavorable outcomes of tax positions we take;
○	political instability, currency restrictions and volatility in countries in which we operate or plan to operate;
○	consumer fraud and other risks relating to customers’ authentication;
○	weakness in U.S. or international economic conditions;
○	change or disruption in international migration patterns;
○	our ability to protect our brand and intellectual property rights; and
○	our ability to retain key personnel.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement or the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, and the information we incorporate by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement made by us in or through incorporation by reference in this prospectus supplement speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Except as required by law, we undertake no obligation to update any forward-looking statement for subsequent events.
MARKET AND INDUSTRY DATA
Industry and market data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from governmental agency reports, industry publications, consultant and analyst reports and surveys and other information available to us are included or incorporated by reference in this prospectus supplement. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. These estimates are, however, subject to
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change and are uncertain due to limits on the availability and reliability of primary sources of information, limitations inherent in formulating forecasts and other projections, and other factors. Although we believe that these independent sources and our management’s estimates are useful as of the date of this prospectus supplement, the information contained in them has not been independently verified, and we cannot assure you as to the accuracy or completeness of such information. As a result, you should be aware that market and industry data included or incorporated by reference in this prospectus supplement, and estimates and beliefs based on that data, may not be reliable. Neither we nor the Selling Stockholders make any representation as to the accuracy or completeness of such information.
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PROSPECTUS SUMMARY
The following is a summary of selected information about us contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. You should pay special attention to the risks and uncertainties identified under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus and each of the documents incorporated herein or therein by reference, including our Annual Report and our Quarterly Reports. All information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares, unless otherwise noted.
International Money Express, Inc.
Overview
We are a rapidly growing and leading money remittance services company focused primarily on the United States to Latin America and the Caribbean (“LAC”) corridor, which includes Mexico, Central and South America and the Caribbean. In 2019, we expanded our services to allow remittances from the United States to Africa and also began offering sending services from Canada to Latin America and Africa. We utilize our proprietary technology to deliver convenient, reliable and value-added services to our customers through a broad network of sending and paying agents. Our remittance services, which include a comprehensive suite of ancillary financial processing solutions and payment services, are available in all 50 states in the U.S., Washington D.C., Puerto Rico and 13 provinces in Canada, where customers can send money to beneficiaries in 17 LAC countries, seven countries in Africa and two countries in Asia. Our services are accessible in person through over 100,000 sending and paying agents and Company-operated stores, as well as online and via Internet-enabled mobile devices. Additionally, we have expanded our product and service portfolio to include online payment options, pre-paid debit cards and direct deposit payroll cards, which may present different cost, demand, regulatory and risk profiles relative to our core remittance business.
Money remittance services to LAC countries, primarily Mexico and Guatemala, are the primary source of our revenue. These services involve the movement of funds on behalf of an originating customer for receipt by a designated beneficiary at a designated receiving location. Our remittances to LAC countries are primarily generated in the United States by customers with roots in Latin American and Caribbean countries, many of whom do not have an existing relationship with a traditional full-service financial institution capable of providing the services we offer. We provide these customers with flexibility and convenience to help them meet their financial needs. We believe many of our customers who use our services may have access to traditional banking services, but prefer to use our services based on reliability, convenience and value. We generate money remittance revenue from fees paid by our customers (i.e. the senders of funds), which we share with our sending agents in the originating country and our paying agents in the destination country. Remittances paid in local currencies that are not pegged to the U.S. dollar may also generate revenue through our daily management of currency exchange spreads. The Company initiated 2,802,105 remittances in July 2020, up 13.5% over July 2019 and 2,999,869 remittances in August 2020, up 13.4% over August 2019.
Our money remittance services enable our customers to send and receive funds through our broad network of locations in the United States and in Canada that are primarily operated by third-party businesses, which we refer to as sending and paying agents, as well as through 34 Company-operated stores.
Corporate Information and History
The Company, formerly known as FinTech Acquisition Corp. II, a Delaware corporation (“FinTech”), was incorporated on May 28, 2015 under the laws of the state of Delaware. On July 26, 2018, the Company, as FinTech, consummated a transaction (the “Merger”) by and among the Company as FinTech, FinTech II Merger Sub Inc., a wholly-owned subsidiary of FinTech, FinTech II Merger Sub 2 LLC, a wholly-owned subsidiary of FinTech (“Merger Sub 2”), Intermex Holdings II, Inc. (“Intermex Holdings”) and SPC Intermex Representative LLC (“SPC Representative”). As a result of the Merger, the separate corporate existence of Intermex Holdings ceased and Merger Sub 2 (which changed its name to International Money Express Sub 2, LLC in connection with the closing of the Merger) continued as the surviving entity. In connection with the closing of the Merger, the Company as FinTech, the surviving entity, changed its name to International Money Express, Inc. Unless the context below otherwise provides, the terms “we,” “us,” “Intermex,” and the “Company” refer to International Money Express, Inc. following the Merger, together with its respective subsidiaries. We conduct our business primarily through our operating subsidiary, Intermex Wire Transfer, LLC.
Our principal executive offices are located at 9480 South Dixie Highway, Miami, Florida 33156, and our telephone number at that address is (305) 671-8000. Our website is https://www.intermexonline.com. The references to www.intermexonline.com in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement or the accompanying prospectus, or the documents incorporated by reference herein or therein. Our common stock is listed on The Nasdaq Capital Market under the symbol “IMXI.”

THE OFFERING
The following summary contains basic information about our common stock and this offering and is not intended to be complete. It does not contain all the information that may be important to you. For a complete understanding of our common stock, you should read the section in the accompanying prospectus entitled “Description of Common Stock” and the documents referred to therein.
Shares being offered by Selling Stockholders
4,925,000 shares of our common stock, $0.0001 par value per share.
Option to purchase additional shares
The Selling Stockholders have granted the underwriters an option for a period of 30 days to purchase up to 738,750 additional shares of our common stock.
Shares outstanding after this offering
38,059,169 shares of common stock.
Nasdaq symbol
IMXI
Use of proceeds
The Selling Stockholders will receive all of the net proceeds from the sale of our common stock in this offering. We will not receive any proceeds from the sale of our common stock by the Selling Stockholders in this offering. We will, however, bear the costs associated with the sale of shares by the Selling Stockholders, with certain limitations relating to legal costs of the Selling Stockholders. We will not pay any underwriting discounts and commissions in connection with the sale of our common stock by the Selling Stockholders, which payments will be borne by the Selling Stockholders. See “Use of Proceeds” for additional information.
Risk factors
Investing in our common stock involves certain risks. You should consider the matters referred to under the heading “Risk Factors” of this prospectus supplement and the risk factors incorporated by reference from our filings with the SEC.
All of the shares being sold by the Selling Stockholders currently are issued and outstanding, including any shares that may be sold pursuant to the option granted to the underwriters to purchase additional shares. Unless we indicate otherwise, all references in this prospectus supplement to the number and percentage of our common stock outstanding following this offering are based on 38,059,169 shares of our common stock outstanding as of September 23, 2020 and do not give effect to:
•
3,160,969 shares of our common stock issuable upon exercise of outstanding stock options awarded under our 2020 Omnibus Equity Compensation Plan or our 2018 Omnibus Equity Compensation Plan, of which 1,233,127 shares were vested as of such date;

•
27,594 shares of our common stock issuable to holders upon vesting of outstanding restricted stock units (“RSU’s”) issued under our 2020 Omnibus Equity Compensation Plan or our 2018 Omnibus Equity Compensation Plan as of such date; and

•	3,116,389 shares of our common stock reserved for issuance upon grant of additional equity awards under our 2020 Omnibus Equity Compensation Plan, as of such date.
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 738,750 shares of our common stock from the Selling Stockholders and no exercise of the outstanding options or issuance pursuant to outstanding restricted stock units described above.

RISK FACTORS
Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including our financial statements and related notes thereto. If one or more of the events relevant to these risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. Furthermore, in these circumstances, the market price of our common stock could decline and purchasers of our common stock could lose all or part of their investments. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us and the price of our common stock.
Risks Relating to Our Common Stock and this Offering
As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.
For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which we have elected to do.
We will be an “emerging growth company” until the earlier of (a) the last day of the fiscal year (i) following January 19, 2022, the fifth anniversary of us becoming a publicly-traded company or (ii) in which we have total annual gross revenue of at least $1.07 billion, (b) the date we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our prior second fiscal quarter, and (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active market for our common stock, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.
Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an “emerging growth company.”
Section 404 requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company.” Accordingly, until we cease being an “emerging growth company,” our stockholders will not have the benefit of an independent assessment of the effectiveness of our internal control environment.
Our common stock price may fluctuate significantly following the Selling Stockholders’ sale of shares in this offering, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.
The sale of the significant number of shares of our common stock could result in a decrease of, and additional volatility in, the market price of our common stock. The market price of our common stock also may be affected by the risks related to our business and may cause the market value of our common stock to vary significantly. If our performance does not meet market expectations, the price of our common stock may decline.

Fluctuations in the price of our common stock could contribute to the loss of all or part of your investment. The trading price of our common stock could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material and adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for them.
Factors affecting the trading price of our common stock may include: the COVID-19 pandemic, responses thereto and the economic and market effects thereof, including unemployment levels and increased capital markets volatility; actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to us; changes in the market’s expectations about our operating results; success of competitors; our operating results failing to meet market expectations in a particular period; changes in financial estimates and recommendations by securities analysts concerning us or the money transfer services industry and market in general; operating and stock price performance of other companies that investors deem comparable to us; our ability to market new and enhanced products on a timely basis; changes in laws and regulations affecting our business; commencement of, or involvement in, litigation involving us; changes in our capital structure, such as future issuances of securities or the incurrence of additional debt; the volume of shares of our common stock available for public sale; any significant change in our board or management; sales of substantial amounts of common stock by our directors, executive officers or significant stockholders, including the Selling Stockholders, or the perception that such sales could occur; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; and general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.
Any of the factors listed above could have a material and adverse effect on the market value of our common stock. Broad market and industry factors may depress the market price of our common stock irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for financial technology stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
We are a holding company with nominal net worth and will depend on dividends and distributions from our subsidiaries to pay any dividends; and our outstanding debt obligations may limit our ability to pay dividends.
We are a holding company with nominal net worth. We do not have any assets or conduct any business operations other than our investments in our subsidiaries. Our business operations are conducted primarily out of our operating subsidiary, Intermex Wire Transfer, LLC. As a result, our ability to pay dividends, if any, will be dependent upon cash dividends and distributions or other transfers from our subsidiaries. Payments to us by our subsidiaries will be contingent upon their respective earnings and subject to any limitations on the ability of such entities to make payments or other distributions to us. See “Risk Factors—Risks Related to Our Indebtedness—” for additional information. In addition, our subsidiaries are separate and distinct legal entities and have no obligation to make any funds available to us.
Furthermore, the Company and its subsidiaries are parties to a financing agreement with, among others, a group of banking institutions (the “Credit Agreement”) that limits the Company’s and its subsidiaries’ ability to, among other things, pay dividends and make certain distributions. For additional information relating to the Credit Agreement, see Note 9 to our consolidated financial statements included in our Annual Report and Note 8 to our condensed consolidated financial statements included in our Quarterly Report for the fiscal quarter ended June 30, 2020.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
In addition to limitations on dividends under the Credit Agreement, we intend to retain future earnings, if any, for future operations, expansion, and debt repayment, and we have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition, our results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.
Our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If no or few securities or industry analysts cover the Company, our stock price would likely be less than that which we would obtain if we had such coverage and the liquidity, or trading volume, of our common stock may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover the Company, their projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of research analysts covering us. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.
We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interest in us and may depress the market price of our common stock.
We may issue additional shares of common stock or other equity securities in the future without stockholder approval in a number of circumstances. Our issuance of additional common stock or other equity securities could have one or more of the following effects: our existing stockholders’ proportionate ownership interest in us will decrease; the amount of cash available per share, including for payment of dividends in the future, may decrease; the relative voting strength of each previously outstanding share of common stock may be diminished; and the market price of our common stock may decline.
Provisions in our charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.
Our second amended and restated certificate of incorporation (referred to as our charter) provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless: (i) prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or (iii) at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder. These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of us. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take corporate actions other than those you desire.

Our charter designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.
Our charter provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers or employees, (c) any action asserting a claim against us arising under the DGCL, our charter or our bylaws or (d) any action asserting a claim against us that is governed by the internal affairs doctrine. The exclusive forum provision of our charter does not establish exclusive jurisdiction in the Court of Chancery of the State of Delaware for claims that arise under the Securities Act, the Exchange Act or other federal securities laws. By becoming our stockholder, you will be deemed to have notice of and have consented to the provisions of our charter related to choice of forum. The choice of forum provision in our charter may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.
Future sales of our common stock previously issued to our stockholders may reduce the market price of our common stock that you might otherwise obtain.
Pursuant to a registration rights agreement (as amended, the “Registration Rights Agreement”) with certain of our stockholders, including the Selling Stockholders, certain registration rights were granted with respect to the shares of our common stock. The Registration Rights Agreement provides the stockholders party to the agreement with the right to require us to effect one or more shelf registrations under the Securities Act, covering all or part of such stockholder’s common stock upon written request to us and additional piggyback rights to such stockholders, subject to customary underwriter cutbacks and issuer blackout periods. The parties to the Registration Rights Agreement have agreed not to sell, transfer, or otherwise dispose of the Company’s common stock for specified lock-up periods if requested by the managing underwriter in connection with certain offerings of shares by the stockholders under the Registration Rights Agreement, including this offering. We also agreed to pay certain fees and expenses relating to registrations under the Registration Rights Agreement. The shares registered for resale by the registration statement of which this prospectus supplement and accompanying prospectus are a part represent the vast majority of the remaining registrable shares under the Registration Rights Agreement.
The registration of our common stock under the Registration Rights Agreement and the availability of a significant number of shares of common stock for trading in the public market may increase the volatility in the price of our common stock or put significant downward pressure on the price of our common stock. Moreover, almost none of the shares of our common stock are subject to any contractual restrictions on resale or lock-ups other than those entered into in connection with this offering more fully described in “Underwriting” below
Prior to this offering, SPC Intermex LP (“SPC Intermex”), an affiliate of Stella Point Capital LLC (“Stella Point”), controlled a significant percentage of our common stock and has had the ability to influence our major corporate decisions. Although SPC Intermex will own significantly fewer shares of our common stock after this offering, it will remain a significant stockholder the interests of which may conflict with the interests of other holders of our common stock.
Pursuant to the Stockholders Agreement (as defined below), SPC Representative has the right to designate eight of our directors for so long as certain former equity owners of Intermex Holdings party thereto (the “Intermex Legacy Stockholders”) hold, in the aggregate, at least 10% of our outstanding shares of common stock. Following such times as the collective ownership of the Intermex Legacy Stockholders is less than 10% of the outstanding shares of our common stock, SPC Representative will be entitled to designate one person for election to our board of directors, which designation right will lapse at such time as the Intermex Legacy Stockholders’ collective ownership is less than 5% of the outstanding shares of our common stock. Even if the underwriters were to exercise in full their option to purchase additional shares from the Selling Stockholders, following this offering, the Intermex Legacy Stockholders will continue to own more than 10% of our outstanding shares of common stock. Accordingly, SPC Intermex will continue to be able to exert a significant degree of influence over the Company’s management and affairs, and over matters requiring stockholder approval, including the election of directors and the approval of business combinations or dispositions and other extraordinary transactions. SPC Intermex may have interests that differ from the interests of other holders of our common stock. In addition, Stella Point may in the future own businesses that directly compete with the business of the Company.

Certain of our directors have relationships with Stella Point, which may cause conflicts of interest with respect to our business.
As of the date of this prospectus supplement, two of our seven directors are affiliated with Stella Point. Stella Point affiliated directors have fiduciary duties to us and, in addition, have duties to their respective funds. As a result, these directors may face real or apparent conflicts of interest with respect to matters affecting both us and their funds, whose interests may be adverse to ours in some circumstances.
We may be subject to securities litigation, which is expensive and could divert management’s attention.
Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material and adverse effect on our business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject us to significant liabilities.
Other Risks Related to The Company
For a discussion of risks related to our business and risks related to our indebtedness, see the sections entitled “Risk Factors” in our Annual Report and Quarterly Reports incorporated by reference in this prospectus supplement.

USE OF PROCEEDS
The Selling Stockholders will receive all of the proceeds from the sale of shares of our common stock offered by the Selling Stockholders in this prospectus supplement. We will not receive any proceeds from, or pay any underwriting discounts or commissions in connection with, the sale of shares of our common stock by the Selling Stockholders. We have, however, agreed to pay all other costs, expenses and fees incurred in registering the shares of our common stock covered by this prospectus supplement, including expenses of one counsel for the initiating Selling Stockholder, SPC Intermex, and one counsel for all other Selling Stockholders collectively in an amount not to exceed $100,000.
SELLING STOCKHOLDERS
The Selling Stockholders named in the table below are offering an aggregate of 4,925,000 shares of our common stock (or 5,663,750 shares if the underwriters exercise in full their option to purchase additional shares from the Selling Stockholders). Our shares of common stock held by the Selling Stockholders were issued to them either prior to, or in connection with, the Merger in 2018.
Pursuant to the Registration Rights Agreement, we agreed to register the shares issued to the Selling Stockholders in the Merger with the SEC and to file this prospectus supplement. Certain of our Selling Stockholders also are parties to the Stockholders Agreement, dated July 26, 2018, as amended on December 12, 2018, entered into with the Company and certain of the Company’s stockholders (the “Stockholders Agreement”). On the closing date of this offering, the Company, FinTech Investor Holdings II and SPC Representative expect to enter into a Stockholders Agreement Waiver (the “Waiver”) with respect to the Stockholders Agreement. Pursuant to the Waiver, the obligation of each party to the Stockholders Agreement (other than SPC Intermex) to vote to elect and/or maintain in office as members of the Company’s board of directors the individuals nominated by SPC Representative will be irrevocably and permanently waived. For further information about the Registration Rights Agreement, the Stockholders Agreement, and our relationships with the Selling Stockholders, please see the accompanying prospectus, our Annual Report, our Quarterly Reports, and our other filings with the SEC, including Note 11 to our consolidated financial statements included in our Annual Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Merger,” and “Directors, Executive Officers and Corporate Governance” of our Annual Report. In addition, please see the sections captioned “Risk Factors” above and in our Annual Report and Quarterly Reports for descriptions of risks that may arise as a result of these and other such relationships and related person transactions.
The following table sets forth (a) the names of each of the Selling Stockholders, (b) the number and percentage of shares of common stock beneficially owned by each of the Selling Stockholders as of September 23, 2020, (c) the number of shares of our common stock offered for sale by each Selling Stockholder pursuant to this prospectus supplement, and (d) the number and percentage of shares of our common stock that will be owned by each Selling Stockholder immediately after the offering contemplated by this prospectus supplement.
All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders prior to the date of this prospectus supplement. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.
The percentage of shares of our common stock beneficially owned by the Selling Stockholders both prior to and following the offering of securities pursuant to this prospectus supplement, is based on 38,059,169 shares of our common stock outstanding as of September 23, 2020, which includes the shares of our common stock to be sold by the Selling Stockholders. Unless otherwise indicated in the footnotes to this table, we believe that each of the Selling Stockholders named in this table has sole voting power with respect to the shares of common stock indicated as beneficially owned.

Except as noted below in the footnotes to the table or as otherwise described in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus, none of the Selling Stockholders have, or have had since our inception, any position, office or other material relationship with us or any of our affiliates during the past three years.
	Beneficial Ownership at September 23, 2020		Total Number of Shares to be Sold in the Offering (assumes no option exercise)	Beneficial Ownership after the Offering (assumes no option exercise)
Name of Selling Stockholder(1)	Number of Shares	Percentage of Class		Number of Shares	Percentage of Class
SPC Intermex, LP(2)	8,305,826	21.8%	4,500,000	3,805,826	10.0%
Robert Lisy Family Revocable Living Trust(3)	1,162,529	3.1%	125,000	1,037,529	2.7%
Latin American Investments Holding Inc.(4)	1,005,288	2.6%	300,000	705,288	1.9%
(1)
Except as otherwise specifically indicated herein, the beneficial ownership information for each Selling Stockholder set forth in this table excludes shares of common stock subject to the Stockholders Agreement that are owned by other parties to the Stockholders Agreement, for which each Selling Stockholder disclaims beneficial ownership of any shares of common stock held by such other Selling Stockholders.

(2)
Stella Point is the sole manager of SPC Intermex GP, LLC, which serves as the general partner for SPC Intermex LP. Adam Godfrey and Justin Wender, members of our board of directors, are the Managing Partners of and jointly control Stella Point. Messrs. Godfrey and Wender disclaim beneficial ownership of the shares of common stock held by SPC Intermex, LP.

(3)
Robert Lisy, the Chairman of our board of directors, Chief Executive Officer and President, is the sole trustee. Does not include 438,531 shares held by Hawk Time Enterprises, LLC, a Delaware limited liability company, owned and managed by Mr. Lisy.

(4)	John Rincon, one of our directors, owns 100% of Latin American Investment Holdings, Inc.
If the underwriters exercise in full their option to purchase additional shares, they will purchase the additional shares from the Selling Stockholders as follows: (i) 613,750 shares from SPC Intermex, LP and (ii) 125,000 shares from Robert Lisy Family Revocable Living Trust.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of the U.S. federal income and estate tax considerations generally applicable to the ownership and disposition of our common stock that is being sold pursuant to this offering. This summary is limited to a Non-U.S. holder (as defined below) that acquires our common stock pursuant to this offering and holds our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, investment property). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and current administrative rulings and practice, all as in effect and available as of the date of this offering and all of which are subject to differing interpretations or change, possibly with retroactive effect. No ruling from the Internal Revenue Service (“IRS”) has been or is expected to be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will concur with the conclusions reached below.
This discussion does not discuss all aspects of U.S. federal taxation which may be important to particular investors in light of their individual investment circumstances, such as investors subject to special tax rules (e.g., financial institutions, regulated investment companies, insurance companies, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations), qualified retirement plans, “controlled foreign corporations,” “passive foreign investment companies,” holders subject to the alternative minimum tax and certain former citizens and former long-term residents of the United States), holders that own directly, indirectly or constructively 5% or more of our common stock, holders that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation, or to persons that will hold our common stock as part of a broader transaction (including any hedge, straddle, constructive sale or conversion transaction), all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, this discussion does not address any other U.S. federal tax consequences (e.g., gift tax or the Medicare tax on net investment income) or any state, local or non-U.S. tax laws. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences applicable to them in their particular circumstances.
For the purposes of this summary, a “Non-U.S. holder” is a beneficial owner of a share of common stock that, for U.S. federal income tax purposes, is not (i) a citizen or individual resident of the United States, as determined for U.S. federal income tax purposes, (ii) a corporation created in, or organized under the law of, the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all of the substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under the Code, or (v) a partnership or other entity or arrangement treated as a partnership.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) hold shares of common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships are urged to consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Each Non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.
Distributions on Common Stock
The gross amount of any distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the Non-U.S. holder’s investment, up to (and will reduce, but not below zero) such Non-U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain that will be subject to the tax treatment described below in “Sale or Disposition of Our Common Stock.”

Subject to the discussion under “FATCA Withholding” below, the gross amount of any distributions paid to a Non-U.S. holder that are treated as dividends not effectively connected with such Non-U.S. holder’s conduct of a trade or business in the United States will be subject to withholding of U.S. federal income tax at a rate of 30%, or a lower rate under an applicable income tax treaty. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Unless we elect (or the paying agent or other intermediary through which you hold your common stock elects) otherwise, we (or the intermediary) generally must withhold on the entire amount of the distribution, regardless of whether such distribution exceeds our current and accumulated earnings and profits, in which case you would be entitled to a refund from the IRS for the withheld tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.
Subject to the discussion under “FATCA Withholding” below, dividends paid on our common stock that are effectively connected with a Non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States, will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons. In that case, withholding of U.S. federal income tax discussed above will not apply if the Non-U.S. holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form) in accordance with the applicable certification and disclosure requirements. In addition, a Non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a “branch profits tax” at a 30% rate, or a lower rate under an applicable income tax treaty, on the Non-U.S. holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, subject to adjustments.
The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the U.S. Internal Revenue Service. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the manner of claiming the benefits.
Sale or Disposition of Our Common Stock
Subject to the discussions under “U.S. Information Reporting and Backup Withholding” and “FATCA Withholding” below, A Non-U.S. holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on a sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States; in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above in “Distributions on Common Stock” may also apply;

•
the Non-U.S. holder is an individual who is present in the United States for a period aggregating 183 days or more in the taxable year of the disposition and meets other requirements (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. holder is not considered a resident alien under the Code); or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock; in this case, subject to the exceptions described below, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise).

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests (including “U.S. real property interests”) plus its other assets used or held for use in a trade or business. The tax relating to stock in a U.S. real property holding corporation generally will not apply to a Non-U.S. holder whose holdings, direct, indirect and constructive, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market. We believe that we are not currently, and we do not anticipate becoming in the future, a U.S. real property holding corporation. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a U.S. real property holding corporation.
U.S. Federal Estate Tax
The gross estate of a non-U.S. Holder domiciled outside the United States includes only property situated or deemed situated in the United States. The test for whether an individual is a resident of the United States for federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be “non-U.S. Holders” for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, and vice versa. For estate tax purposes, an individual is a U.S. resident if he lives in the United States while not having an intention to leave the United States, and such status should not change thereafter until the individual actually changes his place of domicile. Similarly, an individual is a nonresident if he lives outside of the United States, and such status should not change until the individual actually changes his domicile to the United States. A U.S. citizen, except for a citizen that obtained such status solely as a result of being born in, domiciled in or a citizen of a U.S. possession, should be treated the same as a U.S. resident.
Common stock owned or treated as owned by an individual who is a non-U.S. holder at the time of death is treated as a U.S. situs asset which will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax if in excess of $60,000, unless an applicable estate tax treaty or other tax treaty provides otherwise.
U.S. Information Reporting and Backup Withholding
The applicable withholding agent with respect to a Non-U.S. holder generally will be required to report to the IRS and to such Non-U.S. holder payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of a treaty or agreement. A Non-U.S. holder will be exempt from backup withholding on dividends paid on our common stock if the Non-U.S. holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. holder is not a United States person, or otherwise meets documentary evidence requirements for establishing that it is not a United States person or otherwise qualifies for an exemption, if the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person or the conditions of such other exemption are not, in fact, satisfied. The gross proceeds from the disposition of our common stock may also be subject to these U.S. information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund to a Non-U.S. holder, or a credit against a Non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA Withholding
The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) imposes withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of certain U.S. source payments, including dividends (including constructive dividends) on our common stock, and, subject to the discussion of proposed regulations below, on the gross proceeds from a disposition of property of a type which can produce certain U.S. source payments, including dividends, to certain foreign financial institutions (which is broadly defined for this purpose and in general includes investment vehicles) and certain non-financial foreign entities unless (1) in the case of a foreign financial institution, such institution enters into, and complies with, an agreement with the U.S.

government to withhold on certain payments, and to collect and provide, on an annual basis, to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (2) in the case of a non-financial foreign entity, such entity certifies to the withholding agent that it does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity), or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules or, if required under an intergovernmental agreement between the United States and an applicable foreign country, reports the information in clause (1) to its local tax authority, which will exchange such information with the U.S. authorities. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will generally be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements.
Prior to the promulgation of proposed regulations, the withholding and reporting requirements described above applied to payments of gross proceeds from a sale, exchange, redemption, or other disposition after December 31, 2018 of stock or other property that can produce U.S. source periodic payments such as dividends. The proposed regulations, which may be relied upon by taxpayers in advance of final regulations, remove gross proceeds from the definition of a withholdable payment under FATCA.
Prospective investors should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated     , 2020, the Selling Stockholders have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, the following respective numbers of shares of common stock:
Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC
BTIG, LLC
Total	4,925,000
The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in this offering if any are purchased, other than those shares covered by the option described below. The underwriting agreement also provides that if an underwriter defaults, commitments of non-defaulting underwriters may be increased or this offering may be terminated.
We and the Selling Stockholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The Selling Stockholders have granted to the underwriters a 30-day option to purchase up to 738,750 additional shares from the Selling Stockholders at the initial public offering price less the underwriting discounts and commissions.
The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to $    per share. After the initial public offering, the underwriters may change the public offering price and other selling terms.
The following table summarizes the underwriting discounts and commissions to be paid by the Selling Stockholders:
	Per Share		Total
	Without Option	With Option	Without Option	With Option
Underwriting Discounts and Commissions paid by Selling Stockholders	$	$	$	$
Proceeds, before expenses, to the Selling Stockholders	$	$	$	$
We have agreed to pay the costs, expenses and fees incurred in registering the shares of our common stock covered by this prospectus supplement, excluding underwriting discounts and commissions. We estimate that our out of pocket expenses for this offering will be approximately $950,000. The underwriters have agreed to reimburse us for certain of our expenses incurred in connection with the offering up to a maximum of $500,000.
We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 75 days after the date of this prospectus supplement, except issuances pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof or pursuant to the exercise of employee stock options outstanding on the date hereof or grants under our equity compensation plans.
Our officers and directors and the Selling Stockholders have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC for a period of 75 days after the date of this prospectus supplement, subject to certain exceptions.
In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•
Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase pursuant to their option. In a naked short position, the number of shares involved is greater than the number of shares in the option. The underwriters may close out any covered short position by either exercising their option and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. If the underwriters sell more shares than could be covered by the option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, lending and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates.

The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Switzerland
This document is not intended to constitute an offer or solicitation to purchase or invest in the securities described herein. The securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to this offering, nor the Company nor the securities have been or will be filed with or approved by any Swiss regulatory authority. The securities are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (FINMA), and investors in the securities will not benefit from protection or supervision by such authority.
Notice to Prospective Purchasers in the European Economic Area
In relation to each member state of the European Economic Area, no offer has been made and no offer will be made of the common stock to the public in that member state prior to the publication of a prospectus in relation to the common stock that has been approved by the competent authority in that member state or, where appropriate, approved in another member state and notified to the competent authority in that member state, all in accordance with the Regulation (EU) 2017/1129 (the “Prospectus Regulation”), except that the common stock may be offered to the public in that member state at any time:
(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the common stock shall result in a requirement for the publication by us or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Regulation. As used above, the expression “offered to the public” in relation to the common stock in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock.
Notice to Prospective Purchasers in the United Kingdom
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Canadian Residents
Resale Restrictions
The distribution of shares of common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we and the Selling Stockholders prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares of common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing shares of common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the Selling Stockholders and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the shares of common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,
•	where required by law, the purchaser is purchasing as principal and not as agent, and
•	the purchaser has reviewed the text above under Resale Restrictions.
Conflicts of Interest
Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein and the Selling Stockholders may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of shares of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of common stock in their particular circumstances and about the eligibility of the shares of common stock for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Australia
This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:
You confirm and warrant that you are either:
•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.
To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.
You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Notice to Prospective Investors in Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (FIEL) and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in the PRC
This prospectus has not been and will not be circulated or distributed in the PRC, and no securities may be offered or sold, or will be offered or sold, to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.
Notice to Prospective Investors in Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (SFO) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (CO), or which do not constitute an offer to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the Securities Law), and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with section 15A of the Securities Law and (ii) investors listed in the first addendum (the Addendum), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Notice to Prospective Investors in Singapore
This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA) (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•	where no consideration is or will be given for the transfer;
•	where the transfer is by operation of law;
•	as specified in Section 276(7) of the SFA; or
•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS
The validity of our shares of common stock offered hereby by the Selling Stockholders and certain other legal matters will be passed upon for us by Holland & Knight LLP, Miami, Florida. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP will act as counsel to certain of the Selling Stockholders.
EXPERTS
The consolidated financial statements of International Money Express, Inc. and subsidiaries as of December 31, 2019 and 2018 (successor Company) and for the years ended December 31, 2019 and 2018 (successor period), and for the periods from February 1, 2017 to December 31, 2017 (successor period) and from January 1, 2017 to January 31, 2017 (predecessor period), incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We electronically file with the SEC our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements for our annual and special stockholder meetings, including any amendments to those reports, and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings also are available and can be accessed free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, through the investor information section of our website at www.intermexonline.com. These filings will be available as soon as reasonably practicable after we electronically file such material with or furnish it to, the SEC. The references to www.intermexonline.com in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference herein or therein.
We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus supplement. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our securities offered hereby, you should review the registration statement and its exhibits.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-37986. We incorporate by reference the following information that has been filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 11, 2020, as amended by the Form 10-K/A filed on April 22, 2020;
•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 7, 2020 and for the fiscal quarter ended June 30, 2020, filed on August 6, 2020;
•	our Current Reports on Form 8-K filed on March 19, 2020, June 29, 2020, September 1, 2020 and September 14, 2020;
•	our definitive proxy statement filed with the SEC on May 15, 2020; and

•
the description of our common stock contained in the Registration Statement on Form 8-A filed on January 18, 2017 relating thereto, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement any subsequent filing (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to termination of this offering or such time as all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied.
Information in such future filings may update and supplement the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated by reference or deemed to be incorporated herein by reference to the extent that statements in the later filed documents modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus are delivered, without charge upon written or oral request, a copy of any and all of the information that is so incorporated by reference but not delivered herewith , including the exhibits which are specifically incorporated by reference. Requests for such documents should be directed in writing to International Money Express, Inc., 9480 South Dixie Highway, Miami, Florida 33156, Attention: Chief Financial Officer or orally by calling (305) 671-8000.

PROSPECTUS

8,820,499 Shares of Common Stock
The selling stockholders identified in this prospectus (the “Selling Stockholders”) may from time to time offer and sell up to 8,820,499 shares of our outstanding common stock. We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the Selling Stockholders. The Selling Stockholders may sell shares of our common stock in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 9 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any sale of shares by the Selling Stockholders. We will, however, bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds.”
In certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, the Selling Stockholders will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements also may add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.
Our common stock is traded on The Nasdaq Capital Market under the symbol “IMXI”. On September 16, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $15.15 per share.
We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves risks. You should carefully read and consider the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page 3 of this prospectus and in the applicable prospectus supplement before investing in any securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities.
The date of this prospectus is September 25, 2020.

ABOUT THIS PROSPECTUS
This prospectus relates to the offer and the sale of up to 8,820,499 shares of our common stock by the Selling Stockholders. We will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholders. We will, however, bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds”.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf registration” process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell up to an aggregate of 8,820,499 shares of our common stock in one or more offerings.
This prospectus provides you with a general description of the securities being offered. In certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, the Selling Stockholders will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement also may add to, update or change information contained in this prospectus to the extent permitted by the Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”
You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. No person has been authorized to give any information or make any representations in connection with any offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Stockholders. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.
Unless the context requires otherwise, references in this prospectus to “Intermex,” “the Company,” “we,” “us” and “our” refer to International Money Express, Inc., a Delaware corporation, and our consolidated subsidiaries. This prospectus, including the documents incorporated herein by reference, contains references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. This prospectus also may include trade names, trademarks and service marks of other companies and organizations. Solely for convenience, trademarks and trade names referred to in this prospectus or any prospectus supplement or free writing prospectus or the documents incorporated by reference herein or therein may appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights to these trademarks and trade names.
i

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement, and the information we incorporate by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to certain matters that could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, expectations for our business and the business of the Company.
These statements relate to expectations concerning matters that are not historical fact and may include words or phrases such as “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These words and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.
Except for historical information, matters discussed in this prospectus, each prospectus supplement, and the information we incorporate by reference herein and therein are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.
Factors that could cause or contribute to such differences include, but are not limited to, those described in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (“Annual Report”), our Quarterly Reports on Form 10-Qs for the quarters ended March 31, 2020 and June 30, 2020 (collectively, “Quarterly Reports”), and the other periodic reports and other filings that we file from time to time with the SEC, as well as the following factors:
•	the ability to maintain the listing of our common stock on Nasdaq;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors;
•	factors relating to our business, operations and financial performance, including:
○	the COVID-19 pandemic, responses thereto and the economic and market effects thereof, including unemployment levels and increased capital markets volatility;
○	competition in the markets in which we operate;
○	volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses;
○	cyber-attacks or disruptions to our information technology, computer network systems and data centers;
○	our ability to maintain agent relationships on terms consistent with those currently in place;
○	our ability to maintain banking relationships necessary for us to conduct our business;
○	credit risks from our agents and the financial institutions with which we do business;
○	bank failures, sustained financial illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions;
ii

○	new technology or competitors that disrupt the current ecosystem by introducing digital platforms;
○	our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements;
○	interest rate risk from elimination of the London Inter-bank Offered Rate (“LIBOR”) as a benchmark interest rate;
○	our success in developing and introducing new products, services and infrastructure;
○	customer confidence in our brand and in consumer money transfers generally;
○	our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate;
○	international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States;
○	changes in tax laws and unfavorable outcomes of tax positions we take;
○	political instability, currency restrictions and volatility in countries in which we operate or plan to operate;
○	consumer fraud and other risks relating to customers’ authentication;
○	weakness in U.S. or international economic conditions;
○	change or disruption in international migration patterns;
○	our ability to protect our brand and intellectual property rights; and
○	our ability to retain key personnel.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. You should read this prospectus, each prospectus supplement and the information we incorporate by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. All forward-looking statements included in this registration statement are made as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statement for subsequent events.
iii

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. You should pay special attention to the risks and uncertainties identified under the caption “Risk Factors” in this prospectus, any applicable prospectus supplement, and each of the documents incorporated herein or therein by reference, including our Annual Report and our Quarterly Reports.
International Money Express, Inc.
Overview
We are a rapidly growing and leading money remittance services company focused primarily on the United States to Latin America and the Caribbean (“LAC”) corridor, which includes Mexico, Central and South America and the Caribbean. In 2019, we expanded our services to allow remittances to Africa from the United States and also began offering sending services from Canada to Latin America and Africa. We utilize our proprietary technology to deliver convenient, reliable and value-added services to our customers through a broad network of sending and paying agents. Our remittance services, which include a comprehensive suite of ancillary financial processing solutions and payment services, are available in all 50 states in the U.S., Washington D.C., Puerto Rico and 13 provinces in Canada, where customers can send money to beneficiaries in 17 LAC countries, six countries in Africa and two countries in Asia. Our services are accessible in person through over 100,000 sending and paying agents and Company-operated stores, as well as online and via Internet-enabled mobile devices. Additionally, we have expanded our product and service portfolio to include online payment options, pre-paid debit cards and direct deposit payroll cards, which may present different cost, demand, regulatory and risk profiles relative to our core remittance business.
Money remittance services to LAC countries, primarily Mexico and Guatemala, are the primary source of our revenue. These services involve the movement of funds on behalf of an originating customer for receipt by a designated beneficiary at a designated receiving location. Our remittances to LAC countries are primarily generated in the United States by customers with roots in Latin American and Caribbean countries, many of whom do not have an existing relationship with a traditional full-service financial institution capable of providing the services we offer. We provide these customers with flexibility and convenience to help them meet their financial needs. We believe many of our customers who use our services may have access to traditional banking services, but prefer to use our services based on reliability, convenience and value. We generate money remittance revenue from fees paid by our customers (i.e. the senders of funds), which we share with our sending agents in the originating country and our paying agents in the destination country. Remittances paid in local currencies that are not pegged to the U.S. dollar may also generate revenue through our daily management of currency exchange spreads.
Our money remittance services enable our customers to send and receive funds through our broad network of locations in the United States and in Canada that are primarily operated by third-party businesses, which we refer to as sending and paying agents, as well as through 34 Company-operated stores.
Corporate Information and History
The Company, formerly known as FinTech Acquisition Corp. II, a Delaware corporation (“FinTech”), was incorporated on May 28, 2015 under the laws of the state of Delaware. On July 26, 2018, the Company, as FinTech, consummated a transaction (the “Merger”) by and among the Company as FinTech, FinTech II Merger Sub Inc., a wholly-owned subsidiary of FinTech (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a wholly-owned subsidiary of FinTech (“Merger Sub 2”), Intermex Holdings II, Inc. (“Intermex Holdings”) and SPC Intermex Representative LLC. As a result of the Merger, the separate corporate existence of Intermex Holdings ceased and Merger Sub 2 (which changed its name to International Money Express Sub 2, LLC in connection with the closing of the Merger) continued as the surviving entity. In connection with the closing of the Merger, the Company as FinTech, the surviving entity, changed its name to International Money Express, Inc. Unless the context below otherwise provides, the terms “we,” “us,” “Intermex,” and the “Company” refer to International Money Express, Inc. following the Merger, together with its respective subsidiaries. We conduct our business primarily through our operating subsidiary, Intermex Wire Transfer, LLC.

Our principal executive offices are located at 9480 South Dixie Highway, Miami, Florida 33156, and our telephone number at that address is (305) 671-8000. Our website is https://www.intermexonline.com. The references to www.intermexonline.com in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our website is not incorporated by reference into, and should not be considered part of, this prospectus, any prospectus supplement, or the documents incorporated by reference herein or therein. Our common stock is listed on The Nasdaq Capital Market under the symbol “IMXI.”
Recent Developments
On August 27, 2020, Tony Lauro II, the Company’s Chief Financial Officer, informed the Company of his intention to resign from his position, effective November 13, 2020. Mr. Lauro has agreed to continue in his current position as Chief Financial Officer until November 13, 2020 to ensure a smooth transition of his responsibilities to a new or interim Chief Financial Officer.
On September 14, 2020, the Company announced that Messrs. Robert Jahn and Stephen Paul resigned from the Company’s board of directors, effective as of September 14, 2020, in connection with the Company’s completion of its transition to a board of directors composed of a majority of independent directors as required by the Nasdaq Capital Market listing rules for a listed company that is no longer a “controlled company” under such rules. In addition, the board of directors made related changes to its Compensation and Nominating and Corporate Governance Committees so that such committees are composed of fully independent directors as required by Nasdaq listing rules. The Compensation Committee is now composed of Kurt Holstein (Chair), Christopher Lofgren and John Rincon, and the Nominating and Corporate Governance Committee is composed of Christopher Lofgren (Chair) and Michael Purcell.
The Offering
The Selling Stockholders may offer or sell, from time to time, up to 8,820,499 shares of our common stock. In certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, the Selling Stockholders will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.
We will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholders. We will, however, bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. For more information, see “Use of Proceeds”.
The Selling Stockholders may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” The Selling Stockholders, as well as any agents acting on our or their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
See “Description of Common Stock” for additional information regarding the common stock to be sold pursuant to this prospectus.
See “Risk Factors” and other information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, if any, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS
Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including our financial statements and related notes thereto and the risks described in the “Risk Factors” section of our Annual Report and our Quarterly Reports, all of which are incorporated by reference into this prospectus. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus, which also will be incorporated by reference into this prospectus. In connection with any specific offering, we also expect to provide risk factors and other information in the applicable prospectus supplement.
If one or more of the events relevant to these risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. Furthermore, in these circumstances, the market price of our common stock could decline and purchasers of our common stock could lose all or part of their investments. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us and the price of our common stock.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders.
The Selling Stockholders will pay any underwriting discounts or selling commission, brokerage commissions and/or similar charges incurred in connection with or attributable to the sale or other disposition by them of the shares covered hereby. See “Selling Stockholders” and “Plan of Distribution” described below. We have, however, agreed to pay all other costs, expenses and fees incurred in registering the shares of our common stock covered by this prospectus, including expenses of one counsel for the initiating selling stockholder and one counsel for all other selling stockholders collectively in an amount not to exceed $100,000 for each registration pursuant to the Registration Rights Agreement (as defined below).

DESCRIPTION OF COMMON STOCK
The following description of our common stock, together with any additional information we include in any applicable prospectus supplement or documents incorporated by reference, summarizes the material terms and provisions of our common stock that the Selling Stockholders may offer under this prospectus.
The description of our common stock below is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, in each case, as amended and as in effect on the date of this prospectus, each of which has been publicly filed with the SEC.
Authorized and Outstanding Stock
Our certificate of incorporation, as amended (referred to as our charter) authorizes the issuance of 205,000,000 shares, consisting of 200,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. Our charter authorizes our board of directors to issue shares of our preferred stock with such designations, rights and preferences as may be determined from time to time by it, without stockholder approval.
As of June 30, 2020, there were approximately 38,035,279 shares of our common stock issued and outstanding held of record by approximately 135 stockholders. No shares of preferred stock are outstanding. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.
Common Stock
Each holder of record of our common stock is entitled to one vote for each share of our common stock which is outstanding in his, her, or its name on the books of the Company on all matters on which stockholders are entitled to vote generally, provided, however, that to the fullest extent permitted by law, holders of common stock shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to our charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to applicable law or our charter (including any certificate of designations relating to any series of preferred stock).
Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with our common stock with respect to the payment of dividends, dividends may be declared and paid ratably on our common stock out of the assets of the Company which are legally available for this purpose at such times and in such amounts as the board of directors in its discretion shall determine.
Holders of our common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock. Upon the dissolution, liquidation or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with our common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up of the Company, the holders of our common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street Plaza, 30th Floor, New York, NY 10004, and its telephone number is (212) 509-4000.
Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “IMXI.”

Provisions of our Charter and Bylaws That May Prevent a Change in Control
Certain provisions of our charter and bylaws could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions could also be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.
Undesignated Preferred Stock: Our board of directors is empowered, without stockholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.
Classified Board of Directors: Our charter and bylaws provide that the number of directors may be established only by the board of directors as it shall determine from time to time. Pursuant to our charter, our board of directors is divided equally, or as nearly equally as possible, into three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock do not have the right to cumulative voting in the election of directors. The classified board provision in our charter could have the effect of making the replacement of incumbent directors more time consuming and difficult. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to take control of us, even though a tender offer or a change of control may be in our stockholders’ best interests.
Requirements for Advance Notification of Stockholder Nominations and Proposals: Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. These provisions may impede a stockholder’s ability to bring matters before an annual or special meeting or make nominations for directors.
No Action without Meeting: Our charter and bylaws provide that, except as otherwise required by future rights, if any, of the holders of any series of preferred stock, action required or permitted to be taken by our stockholders at any special or annual meeting of stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a written consent of stockholders in lieu of a duly called meeting.
Special Meetings: Our bylaws provide that, except as otherwise required by law or future rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders may only be called by our board of directors or the chairman of the board of directors. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.
Anti-Takeover Provisions of Delaware Law
We are not subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.
The board of directors has elected to opt out of Section 203. However, the board of directors believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203.

These provisions will encourage any potential acquirer to negotiate with the board of directors and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by the board of directors. The board of directors believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, and will also help to prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders, such provisions would not ultimately prevent a potential takeover that enjoys the support of stockholders.
As a result, our charter contains provisions that have the same effect as Section 203, except that they provide that SPC Intermex and its controlling equity holders and certain of their respective affiliates and transferees (“SPC Intermex Holders”) will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The board of directors has determined to exclude the SPC Intermex Holders from the definition of “interested stockholder,” because these parties currently hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the SPC Intermex Holders.
Limitation on Directors’ Liability
Under our charter and bylaws, we will indemnify our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.
Choice of Forum
Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our charter or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.
SELLING STOCKHOLDERS
This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “Selling Stockholders,” of up to 8,820,499 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Our shares of common stock held by the Selling Stockholders were issued to them either prior to, or in connection with, the Merger in 2018. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, as well as their permitted donees, pledgees, assignees, transferees, distributees, or other successors in interest.
If the registration statement of which this prospectus is a part is used by the Selling Stockholders for the sale of any shares of our common stock registered thereunder, information about such Selling Stockholder, their beneficial ownership of our common stock, and their relationship with us, to the extent not described herein, will be set forth in a prospectus supplement, in a post-effective amendment, or in a filing we make with the SEC under the Exchange Act that is incorporated by reference into such registration statement.

We are registering 8,820,499 shares of our common stock for possible resale by the Selling Stockholders in accordance with the terms of a Registration Rights Agreement, dated July 26, 2018, as amended on July 29, 2019 (as amended, the “Registration Rights Agreement”), with certain of our stockholders that provides certain registration rights with respect to the shares of our common stock. The Registration Rights Agreement provides the stockholders party to the agreement the right to require us to effect one or more shelf registrations under the Securities Act, covering all or part of such stockholder’s common stock upon written request to us. The Registration Rights Agreement additionally provides piggyback rights to the stockholders party to the Registration Rights Agreement, subject to customary underwriter cutbacks and issuer blackout periods. We also agreed to pay certain fees and expenses relating to registrations under the Registration Rights Agreement. See “Use of Proceeds.” Each of the Selling Stockholders is permitted to sell, resell or otherwise dispose of the shares in a manner contemplated under “Plan of Distribution” in this prospectus.
The table below sets forth the following information: (a) the names of the Selling Stockholders, (b) the number and percentage of shares of any common stock beneficially owned by each of the Selling Stockholders as of September 16, 2020, (c) the number of shares of our common stock subject to sale by each Selling Stockholder pursuant to this prospectus, and (d) the number and percentage of shares of our common stock that would be beneficially owned by each Selling Stockholder assuming all of the shares covered hereby are sold.
All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders under this prospectus. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares of our common stock beneficially owned by the Selling Stockholders both prior to and following the offering of securities pursuant to this prospectus, is based on 38,057,481 shares of our common stock outstanding as of September 16, 2020. Unless otherwise indicated in the footnotes to this table, we believe that each of the Selling Stockholders named in this table has sole voting power with respect to the shares of common stock indicated as beneficially owned. There can be no assurances that any shares of our common stock will be sold pursuant to the prospectus. The Selling Stockholders may sell some, all, or none of their respective shares.
Except as noted below in the footnotes to the table or as otherwise described in, or incorporated by reference into, this prospectus, none of the Selling Stockholders has, or has had since our inception, any position, office or other material relationship with us or any of our affiliates during the past three years.
	Beneficial Ownership at September 16, 2020		Total Number of Shares to be Sold in the Offering	Beneficial Ownership after the Offering
Name of Selling Stockholder(1)	Number of Shares	Percentage of Class		Number of Shares	Percentage of Class
SPC Intermex, LP(2)	8,305,826	21.8%	8,270,499	35,327	*
Robert Lisy Family Revocable Living Trust(3)	1,162,529	3.1%	250,000	912,529	2.4%
Latin American Investments Holding Inc.(4)	1,005,288	2.6%	300,000	705,288	1.9%
*	Less than 1%.
(1)
Except as otherwise specifically indicated herein, the beneficial ownership information for each Selling Stockholder set forth in this table excludes shares of common stock subject to the Stockholders Agreement (as defined below) that are owned by other parties to the Stockholders Agreement, for which each Selling Stockholder disclaims beneficial ownership of any shares of common stock held by such other Selling Stockholders.

(2)
Stella Point Capital LLC (“Stella Point”) is the sole manager of SPC Intermex GP, LLC, which serves as the general partner for SPC Intermex LP. Adam Godfrey and Justin Wender, members of our board of directors, are the Managing Partners of and jointly control Stella Point. Messrs. Godfrey and Wender disclaim beneficial ownership of the shares of common stock held by SPC Intermex, LP.

(3)
Robert Lisy, the Chairman of our board of directors, Chief Executive Officer and President, is the sole trustee. Does not include 438,531 shares held by Hawk Time Enterprises, LLC, a Delaware limited liability company, owned and managed by Mr. Lisy.

(4)	John Rincon, one of our directors, owns 100% of Latin American Investments Holding Inc.
The Stockholders Agreement
Certain of the Selling Stockholders also are parties to that certain Stockholders Agreement, dated July 26, 2018, as amended on December 12, 2018, entered into by and between the Company and following stockholders (the “Stockholders Agreement”): SPC Intermex, LP, SPC Intermex Representative, LLC, C.A.R. Holdings, Hawk Time Enterprises, LLC, Robert Lisy Family Revocable Trust, Robert W. Lisy Trustee, Robert Lisy, Darrell Ebbert, Jose Perez-Villareal, Eduardo Azcarate, William Velez, Randy Nilsen, DGC Family FinTech

Trust, Daniel Cohen, Betsy Cohen, Cohen and Company LLC (which was released from the Stockholders Agreement under the December 12, 2018 amendment to the Stockholders Agreement), Swarthmore Trust of 2016, James J. McEntee, III, Hepco Family Trust, Jeremy Kuiper, Shami Patel, Plamen Mitrikov, FinTech Investor Holdings II, LLC, Cohen Sponsor Interests II, LLC, and Solomon Cohen (the “Intermex Legacy Stockholders”). Pursuant to the Stockholders Agreement, for so long as Intermex Legacy Stockholders party thereto hold, in the aggregate, at least 10% of the total outstanding shares of the Company’s common stock, SPC Intermex will be entitled to designate eight individuals for election to the Company’s board of directors of which at least three designees must qualify as an “independent director” under the Exchange Act and Nasdaq rules. Following such times as the collective ownership of such Intermex Legacy Stockholders is less than 10% of the outstanding shares of the Company’s common stock, SPC Intermex will be entitled to designate one person for election to the Company’s board of directors, which designation right will lapse at such time as the Intermex Legacy Stockholders’ collective ownership is less than 5% of the outstanding shares of the Company’s common stock. Pursuant to the Stockholders Agreement, all of the stockholders party thereto (which stockholders represent, in the aggregate, 32.4% of the outstanding shares of common stock as of May 5, 2020), are required to vote their shares of the Company’s common stock subject to the Stockholders Agreement as set forth therein for the director nominees designated thereunder. The transfer restrictions in the Stockholders Agreement terminated in accordance with its terms in September 2019.

PLAN OF DISTRIBUTION
Pursuant to our obligations under the Registration Rights Agreement, we are registering the shares of common stock covered by this prospectus and any applicable prospectus supplement for the benefit of the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each and any sale. The Selling Stockholders from time to time may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices.
The Selling Stockholders may use any one or more of the following methods when selling securities:
•	underwritten transactions;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account under this prospectus;
•	an exchange distribution and/or secondary distributions in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	“at the market” or through market makers or into an existing market for the shares;
•	short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;

•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following: (a) the terms of the offering; (b) the names of any underwriters or agents; (c) the name or names of any managing underwriter or underwriters; (d) the name or names of each Selling Stockholder identified in this prospectus that is participating in such offering; (e) the purchase price of the securities; (f) the net proceeds from the sale of the securities; (g) any delayed delivery arrangements; (h) any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensation; (i) any initial price to public; (j) any discounts or concessions allowed or reallowed or paid to dealers; and (k) any commissions paid to agents.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If the Selling Stockholders use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions.

The Selling Stockholders may sell the securities through agents from time to time. The related prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
The Selling Stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Certain persons participating in an offering of our securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.
Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, as amended, and any discounts or commissions they receive from the Selling Stockholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We and the Selling Stockholders may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.
Selling Stockholders may use this prospectus in connection with resales of the common stock beneficially owned by them. In addition, any selling stockholder may transfer any shares of common stock covered by this prospectus in private transactions or under Rule 144 under the Securities Act, if available, rather than under this prospectus; provided, that they meet the criteria and conform to the requirements of that rule.
A Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such Selling Stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.
In connection with the sale of the shares of our common stock or interests therein, certain of the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. Certain of the Selling Stockholders also may sell the shares of our common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. Certain of the Selling Stockholders also may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Pursuant to our internal corporate policy, our directors and executive officers who are Selling Stockholders are prohibited from engaging in these types of transactions with our common stock.

The aggregate proceeds to the Selling Stockholders from the sale of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock.
We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We will bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds.” In addition, we have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, or we may be entitled to contribution.
There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock we registered on behalf of the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
Electronic Auctions
The Selling Stockholders also may make sales through the Internet or through other electronic means. Because the Selling Stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in the applicable prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the Selling Stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and also may be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Holland & Knight LLP, Miami, Florida. Additional legal matters may be passed on for any underwriters, dealers, or agents by counsel that we will name in any applicable prospectus supplement.
EXPERTS
The consolidated financial statements of International Money Express, Inc. and subsidiaries as of December 31, 2019 and 2018 (successor Company) and for the years ended December 31, 2019 and 2018 (successor period), and for the periods from February 1, 2017 to December 31, 2017 (successor period) and from January 1, 2017 to January 31, 2017 (predecessor period), incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We electronically file with the SEC our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements for our annual and special stockholder meetings, including any amendments to those reports, and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings also are available and can be accessed free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, through the investor information section of our website at www.intermexonline.com. These filings will be available as soon as reasonably practicable after we electronically file such material with or furnish it to, the SEC. The references to www.intermexonline.com in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus, any prospectus supplement, or the documents incorporated by reference herein or therein.
We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our securities offered hereby, you should review the registration statement and its exhibits.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. The SEC file number for the documents incorporated by reference in this prospectus is 001-37986. We incorporate by reference the following information that has been filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 11, 2020, as amended by the Form 10-K/A filed on April 22, 2020;
•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 7, 2020 and for the fiscal quarter ended June 30, 2020, filed on August 6, 2020;
•	our Current Reports on Form 8-K filed on March 19, 2020, June 29, 2020, September 1, 2020 and September 14, 2020;
•	our definitive proxy statement filed with the SEC on May 15, 2020; and
•
the description of our common stock contained in the Registration Statement on Form 8-A filed on January 18, 2017 relating thereto, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any subsequent filing (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to termination of this offer or such time as all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied (including any such document filed by us prior to the effectiveness of the registration statement of which this prospectus forms a part).
Information in such future filings may update and supplement the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated by reference or deemed to be incorporated herein by reference to the extent that statements in the later filed documents modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with the prospectus, including the exhibits which are specifically incorporated by reference. Requests for such documents should be directed in writing to International Money Express, Inc., 9480 South Dixie Highway, Miami, Florida 33156, Attention: Chief Financial Officer or orally by calling (305) 671-8000.

4,925,000 Shares of Common Stock
PROSPECTUS SUPPLEMENT